CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Hawaiian Tax-Free Trust and to the use of our reports dated May 15, 2006 on the financial statements and financial highlights of Hawaiian Tax-Free Trust. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                 TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 21, 2006